UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2013 (January 8, 2013)
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Offering of Senior Notes
On January 8, 2013, Windstream Corporation (“Windstream”) issued (i) a press release announcing its intention to offer in a private placement $700 million aggregate principal amount of senior unsecured notes due 2023 (the "Offering") and (ii) a press release announcing the pricing of the Offering. A copy of the press release announcing the proposed Offering is filed herewith as Exhibit 99.1 and a copy of the press release announcing the pricing of the Offering is filed herewith as Exhibit 99.2 and each is incorporated herein by reference.
Tender Offer and Consent Solicitation
On January 8, 2013, Windstream also announced that it had commenced a tender offer (the "Tender Offer") to purchase for cash any and all of the outstanding $650.0 million aggregate principal amount of 8.875% Senior Secured Notes due 2017 issued by PAETEC Holding Corp., a wholly-owned subsidiary of Windstream (the "Notes"). In conjunction with the Tender Offer, Windstream also commenced a solicitation of consents (the "Consent Solicitation") to amend the indenture governing the Notes to eliminate or modify certain restrictive covenants and other provisions contained in the indenture governing the Notes and to release all of the collateral securing obligations under the Notes.
A copy of the press release announcing the Tender Offer and Consent Solicitation, and which describes the Tender Offer and Consent Solicitation in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.3.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release announcing the proposed Offering, dated January 8, 2013.
Exhibit 99.2	Press Release announcing the pricing of the Offering, dated January 8, 2013.
Exhibit 99.3	Press Release announcing the Tender Offer and Consent Solicitation, dated January 8, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel
January 8, 2013

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release announcing the proposed Offering, dated January 8, 2013.
Exhibit 99.2	Press Release announcing the pricing of the Offering, dated January 8, 2013.
Exhibit 99.3	Press Release announcing the Tender Offer and Consent Solicitation, dated January 8, 2013.